Exhibit 99.1

SharpSpring Reports Second Quarter 2018 Results

Quarter Highlighted by Continued Record Performances in Revenue and New Customer Wins

GAINESVILLE, FL – August 2, 2018 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Operational Highlights

●
Added 301 new SharpSpring customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns.

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Surpassed 1,500 agency customers and had 7,000 businesses using the flagship SharpSpring platform.

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Recognized as “Marketing Automation Software Leader” by G2 Crowd based on strong customer satisfaction scores and growth in market share.

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Strengthened the Board of Directors with the appointment of Daniel Allen, who brings significant investment, financial, and operational experience to SharpSpring.

Second Quarter 2018 Financial Results

●
Flagship SharpSpring product revenues grew 40% to a record $4.3 million from $3.1 million in the same year-ago period.

●
Total revenue (which includes legacy products) increased 37% to a record $4.4 million from $3.2 million in the same year-ago period.

●
Gross profit increased to $2.9 million (66% of total revenue), compared to $2.0 million (60% of total revenue) in the same year-ago period.

●
Net loss was $2.5 million, or $0.29 per share, compared to net loss of $1.3 million, or $0.15 per share, in the second quarter of 2017.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.5 million, compared to an adjusted EBITDA loss of $1.3 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $1.7 million, or $0.21 per share, compared to core net loss of $1.0 million, or $0.12 per share, in the same year-ago period.

●
At quarter-end, the company had $12.5 million in cash, which includes the benefit of a net tax refund of $2.0 million received primarily related to net operating loss (NOL) carrybacks.

Management Commentary

“The second quarter represented a continuation of the solid progress we have made over the last year,” said SharpSpring CEO Rick Carlson. “We acquired a record 301 new customers during Q2, bringing SharpSpring’s total customer count to over 1,500 digital marketing agencies and 7,000 businesses using our platform. Our successes in adding new customers produced a 37% year-over-year increase in our topline to a record $4.4 million.

“This acceleration of growth is a direct result of our ongoing sales and marketing investment, which has been compounding in value over time and should provide continued growth in the coming quarters. Looking to the second half of the year, our pipeline remains at record levels, providing significant opportunities for expansion. We are working diligently to convert these opportunities as well as increase our lead flow to drive accelerated levels of new sales which will, in turn, lead to increased revenues and long-term value creation for our shareholders.”

Conference Call

SharpSpring management will hold a conference call today August 2, 2018 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-9124
International number: 201-689-8584

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 16, 2018.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay Passcode: 33518

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Forms 10-K and 10-Q and other risks to which our company is subject, and various other factors beyond the company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Edward Lawton
Chief Financial Officer
617-500-0122
IR@sharpspring.com

Investor Relations:
Liolios
Matt Glover or Tom Colton
949-574-3860
SHSP@liolios.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$4,442,289	$3,246,420	$8,626,952	$6,269,853

Cost of services	1,507,362	1,294,944	2,907,659	2,566,265
Gross profit	2,934,927	1,951,476	5,719,293	3,703,588

Operating expenses:
Sales and marketing	2,356,400	1,536,289	4,727,431	3,085,811
Research and development	1,008,019	731,187	1,958,694	1,390,918
General and administrative	1,424,404	1,231,708	2,850,638	2,587,906
Intangible asset amortization	115,000	131,869	230,000	263,392

Total operating expenses	4,903,823	3,631,053	9,766,763	7,328,027

Operating loss	(1,968,896)	(1,679,577)	(4,047,470)	(3,624,439)

Other income (expense), net	(338,431)	11,761	(269,803)	78,605
Change in fair value of embedded derivative features	(453,449)	-	(453,449)	-

Loss before income taxes	(2,760,776)	(1,667,816)	(4,770,722)	(3,545,834)
Benefit from income taxes	(294,544)	(395,094)	(252,547)	(893,840)

Net loss	$(2,466,232)	$(1,272,722)	$(4,518,175)	$(2,651,994)

Basic net loss per share	$(0.29)	$(0.15)	$(0.53)	$(0.32)
Diluted net loss per share	$(0.29)	$(0.15)	$(0.53)	$(0.32)

Weighted average common shares outstanding
Basic	8,474,616	8,381,748	8,459,036	8,375,499
Diluted	8,474,616	8,381,748	8,459,036	8,375,499

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$12,536,507	$5,399,747
Accounts receivable	689,272	639,959
Income taxes receivable	207,678	2,132,616
Other current assets	991,814	899,127
Total current assets	14,425,271	9,071,449

Property and equipment, net	825,547	799,145
Goodwill	8,864,710	8,872,898
Intangibles, net	2,096,000	2,326,000
Deferred income taxes	2,148	-
Other long-term assets	607,777	612,631
Total assets	$26,821,453	$21,682,123

Liabilities and Shareholders' Equity
Accounts payable	$1,094,284	$504,901
Accrued expenses and other current liabilities	595,197	625,680
Deferred revenue	318,586	279,818
Income taxes payable	81,045	171,384
Total current liabilities	2,089,112	1,581,783

Deferred income taxes	62,016	168,132
Convertible notes, including accrued interest	8,155,146	-
Convertible notes embedded derivative	267,579	-
Total liabilities	10,573,853	1,749,915

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,528	8,456
Additional paid in capital	29,080,351	28,362,397
Accumulated other comprehensive loss	(365,220)	(480,762)
Accumulated deficit	(12,392,059)	(7,873,883)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	16,247,600	19,932,208

Total liabilities and shareholders' equity	$26,821,453	$21,682,123

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(2,466,232)	$(1,272,722)	$(4,518,175)	$(2,651,994)

Adjustments to reconcile loss from operations:
Depreciation and amortization	200,733	201,976	391,716	398,582
Non-cash stock compensation	238,806	175,406	476,221	359,752
Deferred income taxes	(129,061)	28,373	(108,265)	(1,185)
Non-cash interest	100,000	-	104,301	-
Change in fair value of embedded derivative features	453,449	-	453,449	-
Amortization of debt issuance costs	6,359	-	6,632	-
Unearned foreign currency gain/loss	217,308	14,120	167,912	(19,745)
Changes in assets and liabilities:
Accounts receivable	32,104	290,511	(52,793)	505,384
Other assets	(56,352)	73,870	(89,343)	33,430
Income taxes, net	1,734,309	(422,520)	1,838,379	(497,814)
Accounts payable	(186,807)	(78,286)	564,696	77,185
Accrued expenses and other current liabilities	30,250	(412,397)	(31,587)	(453,488)
Deferred revenue	20,287	(37,648)	40,910	(37,987)
Net cash used in operating activities	195,153	(1,439,317)	(755,947)	(2,287,880)

Cash flows from investing activities
Purchases of property and equipment	(115,298)	(49,544)	(188,118)	(133,331)
Acquisitions of customer assets from resellers	-	(61,152)	-	(64,268)
Proceeds from the sale of discontinued operations	-	1,000,000	-	1,000,000
Net cash used in investing activities	(115,298)	889,304	(188,118)	802,401

Cash flows used in financing activities:
Proceeds from issance of convertible note	-	-	8,000,000	-
Debt issuance costs	-	-	(141,657)	-
Proceeds from exercise of stock options	233,249	1,359	241,805	1,359
Net cash provided by financing activities	233,249	1,359	8,100,148	1,359

Effect of exchange rate on cash	(35,766)	22,630	(19,323)	35,641

Change in cash and cash equivalents	$277,338	$(526,024)	$7,136,760	$(1,448,479)

Cash and cash equivalents, beginning of period	$12,259,169	$7,728,919	$5,399,747	$8,651,374

Cash and cash equivalents, end of period	$12,536,507	$7,202,895	$12,536,507	$7,202,895

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(2,466)	$(1,273)	$(4,518)	$(2,652)
Benefit from income taxes	(295)	(395)	(253)	(894)
Other income (expense), net	338	(12)	270	(79)
Change in fair value of embedded derivative features	453	-	453	-
Depreciation & amortization	201	202	392	399
Non-cash stock compensation	239	175	476	360
Acquistion-related charges	-	30	-	30
Adjusted EBITDA	(1,530)	(1,273)	(3,180)	(2,836)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(2,466)	$(1,273)	$(4,518)	$(2,652)
Amortization of intangible assets	115	132	230	263
Non-cash stock compensation	239	175	476	360
Acquistion-related charges	-	30	-	30
Change in fair value of embedded derivative features	453	-	453	-
Tax adjustment	(86)	(79)	(79)	(158)
Core net loss from operations	$(1,745)	$(1,015)	$(3,438)	$(2,157)

Core net loss per share from operations	$(0.21)	$(0.12)	$(0.41)	$(0.26)
Weighted average common shares outstanding	8,475	8,382	8,459	8,375